REVISED EXHIBIT A
To the Amended Expense Limitation Agreement dated May 1, 2007, by and between Allianz Variable Insurance Products Fund of Funds Trust and Allianz Life Advisors, LLC (now Allianz Investment Management LLC).
Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2024 (the “Expense Limit Term”). Thereafter, the Expense Limit Term will renew automatically, with respect to each Fund below, for subsequent one-year terms, provided that neither the Manager nor the Trust provide written notice otherwise, and provided further that the Amended Expense Limitation Agreement is approved at least annually by the Board of Trustees of the Trust.  The Operating Expense Limit for each Fund is as follows:
Name of Fund                                                                                                                                                                              Expense Limitation
AZL Balanced Index Strategy Fund                                                                                                                          0.20%
AZL DFA Multi-Strategy Fund                                                                                                                                           0.20%
AZL MVP Balanced Index Strategy Fund                                                                                                    0.20%
AZL MVP Global Balanced Index Strategy Fund                                                                         0.15%
AZL MVP DFA Multi-Strategy Fund                                                                                                                     0.15%
AZL MVP Fidelity Inst. Asset Mgmt. Multi-Strategy Fund              0.15%
AZL MVP Fusion Balanced Fund                                                                                                                                    0.30%
AZL MVP Fusion Conservative Fund                                                                                                                    0.35%
AZL MVP Fusion Moderate Fund                                                                                                                                   0.30%
AZL MVP Growth Index Strategy Fund                                                                                                            0.20%
AZL MVP Moderate Index Strategy Fund                                                                                                      0.15%
AZL MVP T. Rowe Price Capital Appreciation Plus Fund                                         0.15%

Acknowledged:

Allianz Variable Insurance Products Fund of Funds Trust
By:_____________________________________________
Name:
Title:
Allianz Investment Management LLC
By:_____________________________________________
Name:
Title:
Updated:  10/1/2022